Exhibit 99.1

Killman, Murrell & Company P.C.
Certified Public Accountants

1931 E. 37th Street, Suite 7	3300 North ‘A’ Street, Building 4, Suite 200	2626 Royal Circle
Odessa, Texas 79762	Midland, Texas 79705	Kingwood, Texas 77339
(432) 363-0067	(432) 686-9381	(281) 359-7224
Fax (432) 363-0376	Fax (432) 684-6722	Fax (281) 359-7112

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Hondo Minerals, Inc.
Dallas, TX

We have audited the accompanying balance sheets of Hondo Minerals, Inc. as of July 31, 2010 and 2009, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended July 31, 2010.  Hondo Mineral, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hondo Minerals, Inc. as of July 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the  two-year period ended July 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited cash, no revenues, and limited capital resources raising substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Killman, Murrell & Company, P.C.
Killman, Murrell & Company, P.C.
Odessa, Texas

March 3, 2011

Hondo Minerals Inc.
BALANCE SHEETS
July 31, 2010 and 2009

	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$ 10,389	$ 995
Receivables - related parties	4,200	-

Current Assets	14,589	995

Properties, Equipment, and Buildings:
Equipment	5,275	5,275
Buildings	6,258	-
Land and mining properties, net of $920,000 allowance for
impairment in 2009	1,909,475	1,809,475

Net Properties, Equipment, and Buildings	1,921,008	1,814,750

Other Assets	100	100

Total Assets	$ 1,935,697	$ 1,815,845

Liabilities and Shareholders' Equity
Liabilities:
Accounts Payable - related parties	$ 70,304	$ 37,100

Total Liabilities	70,304	37,100

Shareholders' Equity:
Common Stock, $.001 par value, 100,000,000 shares authorized
11,009,140 and 9,264,090 issued and outstanding at July 31,
2010 and 2009, respectively	11,009	9,264
Additional paid in capital	3,393,561	2,292,878
Treasury stock, at cost	(12,921)	(12,921)
Retained (deficit)	(1,526,256)	(510,476)

Total Shareholders' Equity	1,865,393	1,778,745

Total Liabilities and Shareholders' Equity	$ 1,935,697	$ 1,815,845

The accompanying notes are an integral part of these statements

Hondo Minerals Inc.
STATEMENTS OF OPERATIONS
For the Years Ended July 31, 2010 and 2009

		July 31,	July 31
		2010	2009

Revenue:
	Mineral sales	$ -	$ -

Operating Expenses
	Director fees	14,000	9,400
	Travel	18,844	9,800
	Consulting fees	32,927	17,128
	Filing fees	6,308	11,288
	Impairment of mining properties	920,000	25,000
	Corporate general and administrative	16,823	10,660

Loss from Operations		(1,008,902)	(83,276)

Other Income (Expense)
	Interest expense	(6,878)	(2,910)
	Other income	-	60

Net (Loss)		$ (1,015,780)	$ (86,126)

(Loss) per share:
	Basic and fully diluted:
	Weighted average number of shares outstanding	9,764,215	9,106,471
	(Loss) per share	$ (0.10)	$ (0.01)

The accompanying notes are an integral part of these statements

Hondo Minerals Inc.
STATEMENTS OF SHAREHOLDERS' EQUITY
For the Years Ended July 31, 2010 and 2009

				Additional
	Common Stock		Treasury	Paid in	Retained
	Shares	Amount	Stock	Capital	Deficit	Total
Balance, July 31, 2008	9,071,390	$ 9,071	$ (12,919)	$ 2,276,061	$ (424,350)	$ 1,847,863
Shares issued for services	92,700	93	-	16,817	-	16,910
Shares issued for investment	100,000	100	-	-	-	100
Purchase of Treasury Shares	-	-	(2)	-	-	(2)
Net loss	-	-	-	-	(86,126)	(86,126)

Balance, July 31, 2009	9,264,090	9,264	(12,921)	2,292,878	(510,476)	1,778,745
Shares issued for services	1,745,050	1,745	-	80,683	-	82,428
Warrants issued for acquisition
of mining properties	-	-	-	1,020,000	-	1,020,000
Net loss	-	-	-	-	(1,015,780)	(1,015,780)

Balance, July 31, 2010	11,009,140	$ 11,009	$ (12,921)	$ 3,393,561	$ (1,526,256)	$ 1,865,393

The accompanying notes are an integral part of these statements.

Hondo Minerals Inc.
STATEMENTS OF CASH FLOWS
For the Years Ended July 31, 2010 and 2009

	July 31,	July 31,
	2010	2009

Cash flows from operating activities:
Net (loss)	$ (1,015,780)	$ (86,126)

Adjustments to reconcile net loss to net cash used in operating activities:
Common Stock issued for services and investment	82,428	17,010
Allowance for impairment of mining properties	920,000	25,000
	-
Changes in current assets and liabilities
Accounts Receivable - related parties	(4,200)	-
Accounts Payable - related parties	33,204	5,850

Net cash provided by/(used) in operating activities	15,652	(38,266)

Cash flows from investing activities:
Buildings additions	(6,258)	-
Equipment additions - induction melting furnace	-	(5,275)
Other assets	-	(100)

Net cash (used) in investing activities:	(6,258)	(5,375)

Cash flows from financing activities
Purchase of Treasury Stock	-	(2)

Net cash (used) in financing activities	-	(2)

Net increase (decrease) in cash and cash equivalents	9,394	(43,643)
Cash and cash equivalents, beginning of year	995	44,638

Cash and cash equivalents, end of year	$ 10,389	$ 995

Supplemental cash flow disclosures:
Cash paid during the year for:
Interest	$ -	$ -
Income Taxes	$ -	$ -

Non-cash investing and financing activities:
Warrants granted for acquisition of mining properties	$ (1,020,000)	$ -
Increase in paid in capital for acquisition of mining properties	1,020,000	-
Disposition of mining properties	-	25,000
Decrease in accounts payable to related properties	-	(25,000)
	$ -	$ -

The accompanying notes are an integral part of these statements

Note 1 – Organization and Business Activity

Hondo Minerals, Inc. (“the Company” or “Hondo”) was incorporated under the laws of the State of Nevada on July 27, 1999, under the name of International Royalty & Oil Co. and was engaged in the oil and gas business.  On July 7, 2007, the Company’s name was changed to Hondo Minerals, Inc.  The Company is primarily engaged in the acquisition and exploration of mining properties.  The Company has not yet realized any revenues from its current planned operations.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation—The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Going Concern—As shown in the accompanying financial statements, the Company has limited cash and no revenues and has accumulated a deficit of $1,526,256.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity and fully implement it business plan.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Use of Estimates—Preparing the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents—Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value.

Fair Value of Financial Instrument —The Company’s financial instruments consist of cash, accounts payable and accounts receivable. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Note 2- Summary of Significant Accounting Policies (cont)
Mineral Properties—Mineral property acquisition costs are recorded at cost and are deferred until the viability of the property is determined. When proven and probable reserves are determined for a property, subsequent development costs on the property would be capitalized. If a project were to be put into production, capitalized development costs would be depleted on the units of production basis determined by the proven and probable reserves for that project.

Property and Equipment—Expenditures for new facilities or equipment and expenditures that extend the useful lives or expand the production capacity of existing facilities or equipment are capitalized and depreciated using the straight-line or units of production method at rates sufficient to depreciate such costs over the estimated productive lives of such facilities based on proven and probable reserves.  As of July 31, 2010, no property or equipment has been placed in service.

Loss Per Common Share—Basic net loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period, and does not include the impact of any potentially dilutive common stock equivalents.  Potential common shares are not included in the computation of loss per share, if their effect is antidilutive.  At July 31, 2010 and 2009 the Company had no potential common shares, and only basic loss per share is reported for the period ended July 31, 2010 and 2009.

Impairment of Long-Lived Assets —The Company reviews and evaluates its long-lived assets for impairment annually and at interim periods if events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is determined to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. The term “recoverable minerals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable minerals from such mineral interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Note 2- Summary of Significant Accounting Policies (cont)

Mining Development Costs—Mine development costs are amortized using the units of production method based upon projected recoverable ounces in proven and probable reserves. Projected recoverable ounces are determined by the Company based upon its proven and probable reserves and estimated metal recovery associated with those reserves.  As of July 31, 2010, no mines are in production therefore none are being amortized.

Revenue Recognition—We are exploration stage company and have not yet achieved any revenues. We will recognizes revenue on gold and silver sales when persuasive evidence of an arrangement exists, the price is fixed or determinable, the metal is delivered, the title has been transferred to the customer, and collectability is reasonably assured.

Treasury Stock—The Company accounts for its treasury stock under the cost method.  Under the cost method, the gross cost of the shares reacquired is charged to a contra equity account.  The common stock and additional paid-in-capital that were credited for the original share issuance remain intact.  If the treasury shares are reissued, proceeds in excess of cost are credited to additional paid-in-capital.

Income Taxes—The Company accounts for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of the Company’s liabilities and assets and the related income tax basis for such liabilities and assets. This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect. The Company derives its deferred income tax charge or benefit by recording the change in either the net deferred income tax liability or asset balance for the year.

The company's only defered tax asset consists of net operating loss carryforwards. At July 31, 2010 and 2009 the Company recorded a valuation allowance against all of its deferred income tax assets which it believes, based on the weight of available evidence; it is more likely than not that some portion or all of the deferred income tax assets will not be realized. At July 31, 2010, the Company had federal income tax net operating loss carryforwards of approximately $1,015,000 to offset furture taxable income, which begins to expire in 2029.

Note 2- Summary of Significant Accounting Policies (cont)

Recent Accounting Pronouncements—In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-06, “Fair Value Measurements and Disclosures (Topic 820) — Improving Disclosures about Fair Value Measurements.” This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Accounting Standards Codification (“ASC”) 820. ASU 2010-06 amends ASC 820 to now require: (1) a reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and (2) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements. In addition, ASU 2010-06 clarifies the requirements of existing disclosures. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is permitted. The Company has complied with the additional disclosures required by this guidance upon its adoption.

In June 2009, the FASB issued guidance under ASC 105, “Generally Accepted Accounting Principles.” This guidance established a new hierarchy of GAAP sources for non-governmental entities under the FASB Accounting Standards Codification. The Codification is the sole source for authoritative U.S. GAAP and supersedes all accounting standards in U.S. GAAP, except for those issued by the SEC. The guidance was effective for financial statements issued for reporting periods ending after September 15, 2009. The adoption had no impact on the Company’s financial position, cash flows or results of operations.

In August 2009, the FASB issued ASU No. 2009-05, “Fair Value Measurements and Disclosures (Topic 820) — Measuring Liabilities at Fair Value,” related to fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for an identical liability is not available, a reporting entity is required to measure fair value using one or more valuation techniques. This guidance is effective for the first reporting period beginning after issuance.

Note 2- Summary of Significant Accounting Policies (cont)

In April 2009, the FASB updated its guidance under ASC 820, “Fair Value Measurements and Disclosures,” related to estimating fair value when the volume and level of activity for an asset or liability have significantly decreased and identifying circumstances that indicate a transaction is not orderly. The guidance was effective for interim and annual reporting periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of this guidance had no impact on the Company’s results of operations.
Also in April 2009, the FASB updated its guidance under ASC 825, “Financial Instruments,” which requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This guidance also requires those disclosures in summarized financial information at interim reporting periods. The guidance was effective for interim reporting periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of this guidance had no impact on the Company’s results of operations.

On December 31, 2008, the SEC published final rules and interpretations updating its oil and gas reporting requirements.  Many of the revisions are updates to definitions in the existing oil and gas rules to make them consistent with the Petroleum Resource Management System, which is a widely accepted standard for the management of petroleum resources that was developed by several industry organizations.  Key revisions include the ability to include nontraditional resources in reserves, the use of new technology for determining reserves, permitting disclosure of probable and possible reserves, and changes to the pricing used to determine reserves based on a 12-month average price rather than a period end spot price.  The average is to be calculated using the first day-of-the-month price for each of the 12 months that make up the reporting period.  The new rules are effective for annual reports for fiscal years ending on or after December 31, 2009.  Early adoption is not permitted.

In the opinion of management, these topics have no impact on the financial statements of the Company.

Note 3 – Related Party Transactions

As of July 31, 2010 and 2009, the Company owed $70,304 and $37,100, respectively to several principal shareholders for cash advances for operations.

Note 4–Concentration of Credit Risk

The Company maintains deposit accounts at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per financial institution.  From time to time the Company’s cash balances may exceed the amount secured by FDIC insurance.  At July 31, 2010, the Company had no deposits that were not insured by the FDIC.

Note 5—Warrants

In May 2010, the Company issued 2,000,000 warrants at an exercise price of $.75 and 1,000,000 warrants at an exercise price of $1.00 in exchange for a mining claim in Juab County, Utah.  The warrants expire in May 2012.  The fair value of the warrants were estimated at $1,020,000 on the date of grant using the Black-Scholes-Merton option pricing model using an estimated volatility 131% based on the share prices of similar entities since the Company has no trading history and an estimated risk free rate of return of .29%.  There were no other warrants outstanding at July 31, 2010.  There were no warrants outstanding at July 31, 2009.

Note 6 – Impairment of Mining Property

In May 2010, the company acquired a mining claim in Juab County, Utah for $100 and the granting of 3,000,000 warrants to purchase the company’s common stock.  The warrants were valued at $1,020,000 and the Juab County mining property was valued at $1,020,000.  At July 31, 2010 management revised the value of the mining property and determined that an impairment allowance of $920,000 should be reserved on this property based on the estimated net realizable value of the property.

Note 7 – Subsequent Events

In May 2009, the Financial Accounting Standards Board issued SFAS No. 165 (ASC 855), “Subsequent Events” (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events after the balance sheet date but before the financial statements are issued or are available to be issued. The adoption of ASC 855 in the fourth quarter of 2009 did not have any impact on the Company’s financial statements. Accordingly, the Company evaluated subsequent events through March 3, 2011, the date of the financial statements were issued.

The following are a summary of significant events affecting the Company subsequent to July31, 2010:

Note 7 – Subsequent Events (cont.)

On February 8, 2011, Tycore Ventures, Inc., (“Tycore”) a Nevada corporation, closed a transaction pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”) with Hondo Minerals, Inc., a Nevada corporation (“Hondo”) and the shareholders of Hondo (the “Hondo Shareholders”), whereby Tycore acquired 100% of the outstanding shares of common stock of Hondo (the “Hondo Stock”) from Hondo Shareholders.  In exchange for the Hondo Stock, Tycore issued 22,103,000 shares of its common stock to the Hondo Shareholders.  As a result of closing the transaction, Hondo Shareholders now hold approximately 76% of Tycore’s issued and outstanding common stock.

The following is summary of stock transactions since the fiscal year ended July 31, 2010

			Additional
	Common Stock		Paid in
	Shares	Amount	Capital	Total
Shares issued for officers and directors fees	1,169,000	$ 1,169	$ 115,731	$ 116,900
Shares issued for services	8,980,000	8,980	466,908	475,888
Shares issued for mining/milling
equipment and leases	455,000	455	45,045	45,500
Shares issued for private placement	100,000	100	39,900	40,000
Total	10,704,000	$ 10,704	$ 667,584	$ 678,288